UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934

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THE MAINSTAY FUNDS

(Name of Registrant As Specified in Charter)

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THE MAINSTAY FUNDS
MAINSTAY MAP FUND
51 MADISON AVENUE
NEW YORK, NEW YORK 10010

December 30, 2011

Dear Shareholders of the MainStay MAP Fund (the “Fund”):

Markston International LLC (“Markston”) currently serves as one of the subadvisors to the Fund. Effective December 15, 2011, Michael Mullarkey, the current managing member of Markston, transferred a controlling interest in Markston to Christopher Mullarkey. This transfer resulted in a change of control of Markston and an automatic termination of the previous subadvisory agreement with Markston under the Investment Company Act of 1940, as amended. At a meeting held on September 27-28, 2011, the Fund’s Board of Trustees approved the continued retention of Markston as one of the Fund’s subadvisors and approved a new subadvisory agreement, effective as of December 15, 2011. The new subadvisory agreement is materially identical to the previous subadvisory agreement. Shareholder approval of the continued retention of Markston as a subadvisor and the new subadvisory agreement is not required and is not being requested.

New York Life Investment Management LLC (“New York Life Investments”) will remain the Fund’s investment manager and will continue to oversee Markston. Under the supervision of New York Life Investments, Markston and the Fund’s other subadvisor, Institutional Capital LLC, will continue to be responsible for the portfolio management of their allotted portions of the Fund, including making the specific decisions about buying, selling and holding securities. As described more fully in the enclosed Information Statement, the change in control of Markston is not expected to result in a change in the manner in which the Fund is managed.

This package contains more information about Markston and the Fund, including information regarding the actions taken by the Fund’s Board of Trustees. Please review this information and call us toll-free at 800-MAINSTAY (624-6782) if you have any questions. Clients of investment advisers may also contact their investment adviser with any questions.

Thank you for your continued investment in the Fund.

Sincerely, Stephen P. Fisher President The MainStay Funds

IMPORTANT INFORMATION
FOR THE SHAREHOLDERS OF THE
MAINSTAY MAP FUND

Important Notice Regarding the Availability of this Information Statement
This Information Statement is available at www.mainstayinvestments.com

This document is an Information Statement and is being furnished to shareholders of the MainStay MAP Fund (the “Fund”), a series of The MainStay Funds (the “Trust”), under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission. New York Life Investment Management LLC (“New York Life Investments”) serves as the investment manager for the Fund.

The Order permits New York Life Investments, on behalf of the Fund and subject to the approval of the Board of Trustees of the Trust (the “Board”), to retain unaffiliated subadvisors without shareholder approval. This authority is subject to certain conditions.

Under the Order, if New York Life Investments retains, and the Board approves, an unaffiliated subadvisor for the Fund, the Fund must provide shareholders with certain information about the subadvisor and the subadvisory agreement within 90 days of such retention. In this case, the Fund is providing you with this information because the transfer of a controlling interest in Markston International LLC (“Markston”) by Michael Mullarkey to Christopher Mullarkey, effective December 15, 2011, constituted a change of control of Markston and an automatic termination of the previous subadvisory agreement with Markston under the Investment Company Act of 1940, as amended (the “1940 Act”). In response, during a meeting held on September 27-28, 2011, the Board approved the continued retention of Markston as one of the Fund’s subadvisors and approved a new subadvisory agreement (the “Agreement”), effective as of December 15, 2011. The Agreement is materially identical to the previous subadvisory agreement with Markston.

This Information Statement provides you with more information about Markston and the Agreement. Importantly, New York Life Investments does not believe that the change of control at Markston will have any material impact on the management of the Fund or its portfolio.

New York Life Investments will remain the Fund’s investment manager and will continue to oversee Markston. Under the supervision of New York Life Investments, Markston and the Fund’s other subadvisor, Institutional Capital LLC, will continue to be responsible for the portfolio management of their allotted portions of the Fund, including making the specific decisions about buying, selling and holding securities.

This Information Statement is being mailed on or about December 30, 2011 to the shareholders of the Fund of record as of November 30, 2011

(the “Record Date”). Markston, not the Fund, will bear the expenses incurred in connection with preparing and mailing this Information Statement.

As of the Record Date, the number of Fund shares issued and outstanding were as follows: Investor Class: 3,735,613.075; Class A: 9,598,427.623; Class B: 3,892,678.651; Class C: 4,735,811.377; Class I: 38,482,703.560; Class R1: 568,576.931; Class R2:733,070.066; and Class R3: 76,037.147. Information on shareholders who owned beneficially more than 5% of each class of shares of the Fund as of the Record Date is set forth in Appendix A. To the knowledge of New York Life Investments, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund as of the Record Date.

NO PROXY IS NECESSARY AND WE ASK
THAT YOU DO NOT SEND US A PROXY.

BOARD CONSIDERATION FOR THE CONTINUED
RETENTION OF MARKSTON INTERNATIONAL LLC
AS A SUBADVISOR TO THE FUND

In reaching its decision to approve the continued retention of Markston and the Agreement, the Board considered information presented to it as part of its consideration and approval of the Agreement at the Board’s meetings in September 2011, as well as other relevant information furnished to it throughout the year by New York Life Investments and Markston at regular and special Board meetings. The Board also requested and received responses from Markston to a comprehensive list of questions encompassing a variety of topics prepared on behalf of the Board by independent legal counsel to the Board. The Board noted that it had also requested and received responses to similar questions in connection with its approvals of the Fund’s previous subadvisory agreement with Markston during the Board’s meetings in June 2010 and December 2010. The Board considered its historical experience with Markston’s capabilities and resources, and its evaluation of Markston in connection with previous contract review processes, including the contract review processes that culminated with approval of the previous subadvisory agreement between New York Life Investments and Markston, on behalf of the Fund (the “Prior Contract Review Processes”).

In determining to approve the continued retention of Markston and the Agreement, the members of the Board reviewed and evaluated all of the information and factors they believed to be relevant and appropriate in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment. The broad factors considered by the Board are discussed in greater detail below, and included, among other things: (i) the nature, extent, and quality of the services to be provided to the Fund by Markston; (ii) the investment performance of the Fund and Markston; (iii) the costs of the services to be provided and the profits to be realized by Markston and its affiliates from its relationship with the Fund; (iv) the extent to which economies of scale may be realized as the Fund grows, and the extent to which economies of scale may benefit Fund investors; and (v) the reasonableness of the Fund’s management and subadvisory fee levels and overall total ordinary operating expenses.

While the members of the Board may have weighed certain factors differently, the Board’s decision to approve the continued retention of Markston and the Agreement was based on a comprehensive consideration of all the information provided to the Board, including information provided to the Board in connection with its review of Markston. The Board also considered that shareholders of the Fund approved the ability of New York Life Investments to act as a “manager of managers,” which allows the Board and New York Life Investments to retain unaffiliated subadvisors for the Fund without the approval of Fund shareholders. A more detailed discussion of the factors that figured prominently in the Board’s decision to approve the continued retention of Markston and the Agreement is provided below.

In considering the approval of the continued retention of Markston and the Agreement, the Board examined the nature, extent and quality of the services that Markston historically had provided to the Fund. Based on information provided to the Board in connection with the Prior Contract Review Processes, the Board acknowledged Markston’s historical service to the Fund, and took note of the experience of Markston’s portfolio managers, the number of accounts managed by the portfolio managers and Markston’s method for compensating portfolio managers. The Board also considered the experience of senior personnel at Markston. Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, which the Fund likely would continue to benefit from the nature, extent and quality of these services as a result of Markston’s experience, personnel, operations and resources.

In evaluating investment performance, the Board took note of the Fund’s historical investment performance results, as presented to the Board in connection with the Prior Contract Review Processes, in light of the Fund’s investment objectives, strategies and risks, as disclosed in the Fund’s prospectus. The Board considered information about the Fund’s investment performance that is provided to the Board in connection with its regularly scheduled meetings, and also took note of information provided in connection with the Prior Contract Review Processes showing the investment performance of the Fund as compared to similar peer funds. The Board also considered the strength of Markston’s resources (including research capabilities). Based on these considerations, the Board concluded, within the context of its overall determinations regarding the Agreement, that the retention of Markston as subadvisor to the Fund is likely to benefit the Fund’s long-term investment performance.

The Board considered the costs of the services to be provided by Markston under the Agreement, and the profits to be realized by Markston due to its relationship with the Fund, taking into account information provided to the Board in connection with the Prior Contract Review Processes. In evaluating any costs and profits of Markston due to its relationship with the Fund in connection with the Prior Contract Review Processes, the Board considered, among other things, Markston’s investments in personnel, systems, equipment and other resources nec essary to manage the Fund, and the fact that New York Life Investments is responsible for paying the subadvisory fees for the Fund. The Board acknowledged that Markston must be in a position to pay and retain experienced professional personnel to provide services to the Fund, and that Markston’s ability to maintain a strong financial position is important in order for Markston to provide high-quality ongoing services to the Fund and its investors.

In addition, the Board considered past representations from Markston and New York Life Investments that the subadvisory fee paid by New York Life Investments to Markston for services provided to the Fund was the result of arm’s-length negotiations. In addition, because Markston is not affiliated with New York Life Investments, and Markston’s fees are paid directly by New York Life Investments, the Board historically has focused primarily on the profitability of the relationship between New York Life Investments, its affiliates and the Fund.

In considering the costs and profitability of the Fund, the Board also considered certain fall-out benefits that may be realized by Markston due to its relationship with the Fund. The Board recognized, for example, the benefits to Markston from legally permitted “soft-dollar” arrangements by which brokers may provide research and other services to Markston in exchange for commissions paid by the Fund with respect to trades on the Fund’s portfolio securities.

After evaluating the information presented to the Board, the Board concluded, within the context of its overall determinations regarding the Agreement, that any profits realized by Markston due to its relationship with the Fund supported the Board’s determination to approve the Agreement. The Board also concluded that any profits realized by Markston will be the result of arm’s-length negotiations between New York Life Investments and Markston, and are based on subadvisory fees paid to Markston by New York Life Investments, not the Fund.

The Board also considered whether the Fund’s expense structure permitted economies of scale to be shared with the Fund’s investors, taking into account information provided to the Board in connection with the Prior Contract Review Processes.

Based on this information, the Board concluded, within the context of its overall determinations regarding the Agreement, that the Fund’s expense structure appropriately reflects economies of scale for the benefit of Fund investors. The Board noted, however, that it would continue to evaluate the reasonableness of the Fund’s expense structure as the Fund continues to grow over time.

The Board evaluated the reasonableness of the fees to be paid under the existing management agreement with New York Life Investments and the Agreement, and the Fund’s expected total ordinary operating expenses. The Board considered that the fees to be paid to Markston under the Agreement are paid by New York Life Investments, not the Fund, and will result in no increase in the Fund’s expenses. In assessing the reasonableness of the Fund’s fees and expenses the Board primarily considered comparative data on the fees and expenses charged by similar mutual funds managed by other advisers, based on information provided to the Board in connection with the Prior Contract Review Processes. In addition, the Board considered information provided by New York Life Investments and Markston on fees charged to other investment advisory clients, including institutional separate accounts and other funds with similar investment objectives as the Fund. In this regard, the Board took into account explanations from New York Life Investments and Markston about the different scope of services provided to retail mutual funds as compared with other investment advisory clients.

After considering all of the factors outlined above, the Board concluded that the Fund’s management and subadvisory fees and total ordinary operating expenses were within a range that is competitive and, within the context of the Board’s overall conclusions regarding the Agreement, support a conclusion that these fees and expenses are reasonable.

On the basis of the information provided to it and its evaluation thereof, the Board, including the members of the Board who are not “interested persons” of the Fund as defined in the 1940 Act, unanimously voted to approve the Agreement.

How is the Continued Retention of Markston Expected to Affect Shareholders of the Fund?

The continued retention of Markston under the Agreement is not expected to have any effect on shareholders of the Fund. In particular, there are no material differences between the terms of the Agreement and those of the previous subadvisory agreement, except for the dates of execution and term. No changes are proposed to the level of services that Markston currently provides to the Fund or the fees payable to Markston for those services. Markston has informed New York Life Investments that they do not anticipate any changes in the portfolio managers or the portfolio management teams of the Fund as a result of the change of control of Markston with the exception of the removal of Michael Mullarkey as a portfolio manager of the Fund which took effect on September 30, 2011. Further, there are no changes contemplated to the Fund’s investment objective, goals or strategies.

Information About Markston International LLC

Markston is located at 50 Main Street, White Plains, New York 10606. As of October 31, 2011 Markston managed approximately $1.3 billion in assets. Markston does not manage any other mutual funds.

As of December 15, 2011, Michael Mullarkey transferred a controlling interest in Markston to Christopher Mullarkey.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Markston, or otherwise have any material direct or indirect interest in Markston or any person controlling, controlled by or under common control with Markston. In addition, since November 1, 2010, the beginning of the Trust’s last completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest in any material transaction or material proposed transaction to which Markston, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities was or is to be a party.

Certain information on each executive officer of Markston is listed below. This information has been provided to us by Markston. The address of each executive officer of Markston, unless otherwise noted, is 50 Main Street, White Plains, New York 10606.

Name	Position with Markston	Other Business

Christopher Mullarkey	Managing Member	None

Roger Lob	Member and Chief Compliance Officer	None

Day-to-day management of the portion of the Fund’s assets allocated to Markston is the responsibility of the following co-portfolio managers:

Roger Lob  Mr. Lob is a Member of Markston and has been a portfolio manager for the Fund, or its predecessors, since 1987. He received an MBA from Columbia Business School.

Christopher Mullarkey  Mr. Mullarkey is a Managing Member of Markston, has over nineteen years of experience in the investment business and has been a portfolio manager for the Fund since 2002. He received an MBA from Stern School of Business at New York University.

Terms of the Agreement

The terms of the Agreement are not materially different from the terms of the previous subadvisory agreement in place for the Fund, including, as discussed below, the amount Markston is compensated for providing services to the Fund. The Agreement will continue in full force and effect for two (2) years from the effective date of the Agreement, unless sooner terminated as provided in the Agreement. Thereafter, like the previous subadvisory agreement, the Agreement will continue in full force and effect from year to year so long as it is specifically approved by the Board or shareholders of the Fund at least annually in the manner required by the 1940 Act.

Also like the previous subadvisory agreement, the Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) or upon the termination or assignment of the Fund’s management agreement with New York Life Investments and may be terminated by New York Life Investments or Markston at any time without payment of any penalty on sixty days’ prior written notice to the other party and the Fund. The Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days’ prior written notice to Markston and New York Life Investments.

The previous subadvisory agreement was last submitted to shareholders for approval at a meeting on November 22, 2002. The previous subadvisory agreement is dated November 25, 2002.

Management and Subadvisory Fees

Under the terms of the Amended and Restated Management Agreement between New York Life Investments and the Trust, on behalf of the Fund, the Fund pays New York Life Investments a management fee that is equal to an annual percentage of the Fund’s average daily net assets as follows: 0.75% on assets up to $1 billion and 0.70% on assets in excess of $1 billion, plus a fee for fund accounting services previously provided by New York Life Investments under a separate fund accounting agreement.

Under the Agreement, New York Life Investments will pay Markston a subadvisory fee, computed daily and payable monthly, which is equal to an annual percentage of the average daily net assets of the Fund allocated to Markston (“Allocated Assets”).

Pursuant to the Agreement, New York Life Investments is required to pay Markston subadvisory fees at the following annual percentage rates: 0.45% on Allocated Assets up to $250 million, 0.40% on Allocated Assets from $250 million to $500 million, and 0.35% on Allocated Assets in excess of $500 million. The annual subadvisory fees paid to Markston under the Agreement are the same as those paid to Markston under the previous subadvisory agreement.

For the fiscal year ended October 31, 2011, the aggregate subadvisory fees paid by New York Life Investments to Markston for services rendered to the Fund were $3,505,784. For the fiscal year ended October 31, 2010, the aggregate subadvisory fees paid by New York Life Investments to Markston for services rendered to the Fund were $2,926,324.

All fees due to Markston under the Agreement are paid by New York Life Investments and are not additional expenses to the Fund.

THERE WILL BE NO INCREASE IN ADVISORY FEES PAID BY THE
FUND TO NEW YORK LIFE INVESTMENTS IN CONNECTION
WITH THE CONTINUED RETENTION OF MARKSTON
AS THE SUBADVISOR TO THE FUND.

GENERAL INFORMATION

More information about the Fund, including the Summary Prospectus, Prospectus, Statement of Additional Information and the Annual/Semiannual Reports, is available, without charge, upon request. To obtain information, call toll-free 800-MAINSTAY (624-6782), visit our website at mainstayinvestments.com, or write to NYLIFE Distributors LLC, Attn: MainStay Marketing Department, 169 Lackawanna Avenue, Parsippany, New Jersey 07054.

New York Life Investments serves as the investment adviser and administrator to the Fund. The principal executive offices of New York Life Investments and the Fund are located at 51 Madison Avenue, New York, New York 10010.

NYLIM Service Company LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, acts as the Fund’s transfer agent and dividend disbursing agent. The Fund’s distributor is NYLIFE Distributors LLC, 169 Lackawanna Avenue, Parsippany, New Jersey 07054. The Fund’s custodian is State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111-2900.

“Householding” of Information Statements. The Trust may furnish only one copy of this Information Statement to a household, even if more than one shareholder resides in the household, unless the Fund has received contrary instructions from one or more of the household’s shareholders. If you are a shareholder and would like additional copies of this Information Statement, please contact the Distributor by writing NYLIFE Distributors LLC, Attn: MainStay Funds, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, or by calling toll-free 800-MAINSTAY (624-6782). If in the future you do not want the mailing of your Information Statements to be combined with other members of your household, or if the Trust has furnished multiple Information Statements to your household and you would like the Trust to furnish only one statement to your household in the future, please inform the Distributor in writing or via telephone at the address or telephone number listed above.

APPENDIX A

Class	Name and Address of Beneficial Owner of the Fund	Percentage	No. of Shares
Class C	UBS WM USA OMNI ACCOUNT M/F ATTN: DEPARTMENT MANAGER 1000 HARBOR BLVD 5TH FL WEEHAWKEN NJ 07086-6761	7.02%	332,727
	MERRILL LYNCH PIERCE FENNER & SMITH INC – FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97T89 4800 DEER LAKE DRIVE EAST 3RD FL JACKSONVILLE FL 32246-6484	19.1%	905,776
	CITIGROUP GLOBAL MARKETS INC HOUSE ACCOUNT ATTN PETER BOOTH 7TH FLOOR 333 W 34TH ST NEW YORK NY 10001-2402	12.07%	572,150
Class I	NEW YORK LIFE PROGRESS-SHARING INVESTMENT PLAN PROGRAM C/O MARIA MAUCERI51 MADISON AVE RM 511 NEW YORK NY 10010-1603	5.2%	2001,580
	NEW YORK LIFE INSURANCE CO MAINSTAY VP MODERATE ALLOCATION 51 MADISON AVE RM 201 ATTN: THOMAS MAHON NEW YORK NY 10010-1603	7.05%	2,711,303
	NEW YORK LIFE INSURANCE CO MAINSTAY VP MODERATE GROWTH ALLOCATION 51 MADISON AVE RM 201 ATTN: THOMAS MAHON NEW YORK NY 10010-1603	11.22%	4,316,506
	NEW YORK LIFE INSURANCE CO MAINSTAY MODERATE GROWTH ALLOCATION 51 MADISON AVE RM 201 ATTN: THOMAS MAHON NEW YORK NY 10010-1603	5.51%	2,121,580
	STANDARD INSURANCE COMPANY PATRICIA A MCCONNELL TTEE 1100 SW 6TH AVE ATTN SEP ACCT PORTLAND OR 97204-1093	10.08%	3,880,457
	NEW YORK LIFE TRUST COMPANY CLIENT ACCOUNTS 169 LACKAWANNA AVE PARSIPPANY NJ 07054-1007	16.97%	6,532,368
Class R1	NEW YORK LIFE TRUST COMPANY CLIENT ACCOUNTS 169 LACKAWANNA AVE PARSIPPANY NJ 07054-1007	89.55%	509,137
Class R2	MERRILL LYNCH PIERCE FENNER & SMITH INC — FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN: FUND ADMINISTRATION 97T98 4800 DEER LAKE DRIVE EAST 3RD FL JACKSONVILLE FL 32246-6484	7.26%	53,222

A-1

Class	Name and Address of Beneficial Owner of the Fund	Percentage	No. of Shares
Class R2	NEW YORK LIFE TRUST COMPANY CLIENT ACCOUNTS 169 LACKAWANNA AVE PARSIPPANY NJ 07054-1007	32.09%	235,278
	FIIOC FBO BAKERCORP PROFIT SHARING & RETIREMENT PLAN 100 MAGELLAN WAY COVINGTON KY 41015-1987	15.19%	111,386
	PIMS/PRUDENTIAL RETIREMENT AS NOMINEE FOR THE TTEE/CUST PL 008 MINISTRY HEALTH CARE, INC. 11925 W. LAKE PARK DRIVE SUITE 100 MILWAUKEE WI 53224-3002	10.45%	76,586
Class R3	STATE STREET BANK & TRUST FBO ADP/MORGAN STANLEY DEAN WITTER 401 K PRODUCT 105 ROSEWOOD AVE WESTWOOD MA 02090	35.31%	26,850
	MG TRUST CO CUST FBO KENNEDY, WHITE & RIGGS ORTHOPA 401K 700 17TH ST STE 300 DENVER CO 80202-3531	5.43%	4,127
	FRONTIER TRUST COMPANY FBO SALEM GIANT EAGLE 401(K) P.S. PLAN PO BOX 10758 FARGO ND 58106-0758	5.53%	4,206

A-2